Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACOUNTING FIRM

To the Board of Directors
Air Industries Group, Inc. (formerly Gales Industries Incorporated)

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8 (Registration No. 333-140045) of our report dated March 30, 2007 on the consolidated financial statements of Air Industries Group, Inc. (formerly Gales Industries Incorporated) and Subsidiaries as of December 31, 2006 and for the year then ended which are incorporated by reference into such Prospectus. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP
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GOLDSTEIN GOLUB KESSLER LLP
New York, New York

April 17, 2008